Exhibit 4-2

______________________________________________________________________________

ENERGY EAST CORPORATION

AND

THE CHASE MANHATTAN BANK,

as Trustee

Second Supplemental Indenture

Dated as of November 14, 2000

To

Indenture

Dated as of August 31, 2000

7.75% Putable Asset Term Securities ("7.75% PATS")

Putable/Callable November 15, 2003

______________________________________________________________________________

               SECOND SUPPLEMENTAL INDENTURE, dated as of November 14, 2000 (this "Second Supplemental Indenture"), between ENERGY EAST CORPORATION, a corporation duly organized and existing under the laws of the State of New York (the "Company"), having its principal office at One Canterbury Green, Stamford, Connecticut 06904, and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (the "Trustee") under the Indenture dated as of August 31, 2000 between the Company and the Trustee (the "Original Indenture").

Recitals of the Company

               WHEREAS, the Company has executed and delivered the Original Indenture to the Trustee to provide for the issuance from time to time of its senior, unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in the Original Indenture provided;

               WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of a new series of its Securities designated as 7.75% Putable Asset Term Securities, Putable/Callable November 15, 2003 (herein called the "7.75% PATS"), under the Original Indenture in the aggregate principal amount of $300,000,000;

               WHEREAS, all things necessary to make the 7.75% PATS, when executed by the Company and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth, against payment therefor, the valid, binding and legal obligations of the Company and to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

               Now, Therefore, This Second Supplemental Indenture Witnesseth that for, and in consideration of, the premises and covenants contained in the Original Indenture and this Second Supplemental Indenture and the purchase of the 7.75% PATS by the Holders thereof, it is mutually agreed and covenanted, for the equal and proportionate benefit of all Holders of the 7.75% PATS, as follows:

ARTICLE ONE

DEFINED TERMS

               Section 101.  Defined Terms. Except as otherwise expressly provided in this Second Supplemental Indenture or in the form of Security set forth in Exhibit A hereto or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined herein or in said form of Security that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. The Original Indenture, as supplemented from time to time, including by this Second Supplemental Indenture, is hereafter referred to as the "Indenture."

ARTICLE TWO

TERMS OF THE 7.75% PATS

               Section 201.  Establishment of the 7.75% PATS. There is hereby authorized a series of Securities designated the 7.75% Putable Asset Term Securities, Putable/Callable November 15, 2003, limited in aggregate principal amount to $300,000,000 (except as provided in Section 301(2) of the Indenture). The 7.75% PATS shall be substantially in the form of Security set forth in Exhibit A hereto.

               Section 202.  Terms of the 7.75% PATS. The terms and provisions of the 7.75% PATS as set forth in Exhibit A are hereby incorporated in and expressly made part of this Second Supplemental Indenture.

               The 7.75% PATS will mature and the principal thereof will be due and payable, together with all accrued and unpaid interest thereon, on November 15, 2033; provided, however, that this scheduled maturity date shall be extended if there is a Floating Rate Period, in which case the 7.75% PATS will mature not later than November 15, 2034.

               The 7.75% PATS shall bear interest as provided in the form of Security set forth in Exhibit A hereto.

               The amount of interest payable on the 7.75% PATS will be computed on the basis of a 360-day year consisting of twelve 30-day months, except that the interest accruing during the Floating Rate Period, if any, will be computed on the basis of the actual number of days in such period over a 360-day year.

               Payment of the principal of (and premium, if any) and interest on the 7.75% PATS will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar at least 10 days prior to the relevant payment date or by check in New York Clearinghouse Funds mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

               In certain circumstances described in the form of Security set forth in Exhibit A hereto, the Trustee will be required, for and on behalf of the Holders of the 7.75% PATS, to exercise the option to put the 7.75% PATS to the Company. The Put Option referred to in the form of Security attached as Exhibit A hereto shall be exercised by the Trustee by the delivery by hand or facsimile transmission of the form of notification attached hereto as Appendix C.

               Initially the 7.75% PATS will be issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), the initial securities depositary for the 7.75% PATS), and may bear such legends as DTC may reasonably request. So long as the 7.75% PATS are held solely in global form, the Regular Record Date shall be the Business Day immediately preceding the relevant Interest Payment Date; if the 7.75% PATS are registered in the names of additional Holders, the Company shall have the right to select a Regular Record Date for such 7.75% PATS, which shall be at least one Business Day but not more than 60 Business Days prior to the relevant Interest Payment Date. So long as the 7.75% PATS are outstanding in global form registered in the name of DTC or its nominee, all payments of principal (and premium, if any) and interest will be made by the Company in immediately available funds. In case the Company shall be required to repurchase the 7.75% PATS held by DTC or its nominee, payment will be made by the Company by book entry through DTC by 2 p.m. New York City time on the applicable Coupon Reset Date against delivery through DTC of such 7.75% PATS.

               No service charge shall be made for the registration of transfer or exchange of the 7.75% PATS; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

               The 7.75% PATS shall not be superior in right of payment to, and shall rank pari passu with, all other unsecured and unsubordinated indebtedness of the Company.

               The 7.75% PATS shall be issued in minimum denominations of $1,000 or any integral multiple of $1,000 over such denomination.

ARTICLE THREE

SUNDRY PROVISIONS

               Section 301.  Execution, Authentication and Delivery of the 7.75% PATS. 7.75% PATS in the aggregate principal amount of $300,000,000 may, upon execution of this Second Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 7.75% PATS upon a Company Order without any further action by the Company.

               Section 302.  Assignment of the Call Option. UBS AG, acting through its London Branch, will acknowledge the assignment by the Company of the Call Option to UBS AG by providing a letter substantially in the form of Appendix A hereto.

               Section 303.  Calculation Agent. UBS Warburg LLC shall acknowledge its appointment as Calculation Agent by providing a letter substantially in the form of Appendix B hereto.

               Section 304.  Paying Agent and Security Registrar. The Chase Manhattan Bank will be the Paying Agent and Security Registrar for the 7.75% PATS.

               Section 305.  Supplemental Indenture. The Company and the Trustee shall not enter into any supplemental indenture pursuant to Sections 901 and 902 of the Original Indenture that would modify, amend or eliminate any provision of the 7.75% PATS that materially adversely affects the interest of the Callholder or the Calculation Agent without the prior written consent of the Callholder or the Calculation Agent, as the case may be.

               Section 306.  Trustee Not Responsible for Recitals. The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

               Section 307.  Incorporation of Indenture. The Original Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

               Section 308.  Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law except Section 5-1401 of the New York General Obligations Law.

               Section 309.  Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

               In Witness Whereof, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

ENERGY EAST CORPORATION

By: /s/ Robert D. Kump
Name: Robert D. Kump
Title: Vice President and Treasurer

THE CHASE MANHATTAN BANK,
as Trustee

By: /s/ Natalia Rodriguez
Name: Natalia Rodriguez
Title: Assistant Vice President

EXHIBIT A

               Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined herein) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ENERGY EAST CORPORATION

7.75% Putable Asset Term Securities ("7.75% PATS")
Putable/Callable November 15, 2003

CUSIP 29266MAB5 No. 1	$300,000,000

Scheduled Maturity Date: November 15, 2033
Initial Interest Rate: 7.75%
Initial Coupon Reset Date: November 15, 2003
Initial Interest Payment Dates: May 15 and November 15

               ENERGY EAST CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED MILLION Dollars ($300,000,000) on the Scheduled Maturity Date, or such date to which the maturity hereof shall be extended if there is a Floating Rate Period (the "Maturity Date"), and to pay interest on said principal sum semi-annually on each Initial Interest Payment Date commencing May 15, 2001, at the Initial Interest Rate per annum, during the period from and including the date of issuance to but excluding the Initial Coupon Reset Date. After the Initial Coupon Reset Date, interest will be payable at the rate determined by the Calculation Agent in accordance with the procedures set forth on the reverse hereof, under the caption "Tender of the Securities of this Series; Remarketing" until the principal hereof is paid or made available for payment. The interest on the Securities of this series accruing from the Initial Coupon Reset Date (if such date is not the Floating Rate Coupon Reset Date) or from the Floating Period Termination Date (if the Initial Coupon Reset Date is the Floating Rate Coupon Reset Date) will be payable semi-annually on each day that is a six-month anniversary of such date (such days, the Floating Rate Interest Payment Dates, and the Initial Interest Payment Dates to and including the Initial Coupon Reset Date, are sometimes referred to as the "Interest Payment Dates"). The interest accruing during any Floating Rate Reset Period will be payable on the next following Reference Rate Reset Date if such date is a Business Day or, if not, then on the next following Business Day. Interest payments will be in the amount of interest accrued from and including the date of issuance or the next preceding date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date. In the event that any Interest Payment Date or other payment date is not a Business Day, then payment of interest or principal payable on such date will be made on the next succeeding day which is a Business Day and no interest shall accrue in respect of the amounts which payment is so delayed for the period from and after such

EXHIBIT A

Interest Payment Date or other payment date, except that, in the case of an Interest Payment Date or other payment date occurring during the Floating Rate Period, interest on the principal which payment has been so delayed or with respect to which the interest payment has been so delayed will continue to accrue until the next succeeding Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding the corresponding Interest Payment Date.

               Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

               Payment of the principal of (and premium, if any) and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar at least 10 days prior to the relevant payment date or by check in New York Clearinghouse Funds mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

EXHIBIT A

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 14, 2000

ENERGY EAST CORPORATION

By______________________________________
Name:
Title:

Attest:

By:_________________________
      Name:
      Title:

TRUSTEE'S CERTIFICATE OF AUTHENTIFICATION

               This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as
Trustee

By:___________________________
      Authorized Officer

EXHIBIT A

ENERGY EAST CORPORATION

7.75% Putable Asset Term Securities ("7.75% PATS")
Putable/Callable November 15, 2003

               This Security is one of a duly authorized issue of securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 31, 2000 (the "Original Indenture"), as supplemented by a first supplemental indenture, dated as of August 31, 2000 (the "First Supplemental Indenture") and a second supplemental indenture, dated as of November 14, 2000 (the "Second Supplemental Indenture " and the Original Indenture, as so supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank, a New York banking corporation, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing the aggregate principal amount of the Company's 7.75% PATS set forth on the face hereof. The Securities of the series of which this Global Security is a part, are limited in aggregate principal amount to $300,000,000.

               Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term under the caption "Definitions" below or in the Indenture.

               The Company has assigned to UBS AG, acting through its London Branch, as Callholder the option to purchase the Securities of this series on November 15, 2003 from the Holders, in whole but not in part (the "Call Option"), in exchange for an amount equal to the Call Price (as defined below). The Callholder may at any time assign its rights and obligations under the Call Option; provided that (i) such rights and obligations are assigned in whole and not in part, and (ii) such assigning Callholder provides the Company (unless the Company is a participant in the assignment) and the Trustee with written notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as the Callholder for all purposes hereunder. A Callholder may assign its rights under the Call Option without notice to, or consent of, the Holders of the Securities of this series.

               If the Callholder elects to remarket the Securities of this series, except in the limited circumstances described herein, (i) the Securities of this series will be subject to mandatory tender to the Callholder, on the terms and subject to the conditions described herein, and (ii) on and after any Coupon Reset Date, the Securities of this series will bear interest at the applicable rate determined by the Calculation Agent in accordance with the procedures set forth below.

Tender of the Securities of this Series; Remarketing

Call Option

               On a Business Day not earlier than 20 Business Days prior to the Initial Coupon Reset Date, and not later than 4:00 p.m., New York City time, on the 15th Business Day prior to the Initial Coupon Reset Date, the Callholder will irrevocably notify the Company and the Trustee as to whether it elects to purchase the Securities of this series for remarketing. If the Callholder so elects, the Securities of this series will be subject to mandatory tender, and will be deemed tendered, to the Callholder for

EXHIBIT A

purchase and remarketing, and the Callholder will be obligated to purchase and remarket the Securities of this series on the Initial Coupon Reset Date and, if the Company chooses to exercise its Floating Period Option, on the Floating Period Termination Date, in accordance with the terms and subject to the conditions described herein; provided, however that if the Initial Coupon Reset Date or Floating Period Termination Date is not a Business Day, the foregoing actions will be taken on the next succeeding Business Day.

               On the Fixed Rate Coupon Reset Date, the Securities of this series will be remarketed by the Callholder at a fixed rate of interest equal to the Interest Rate to Maturity. If the Callholder elects to purchase the Securities of this series for remarketing and if the Company exercises its Floating Period Option, the maturity of the Securities of this series will be automatically extended to the thirtieth anniversary of the Floating Period Termination Date. If the Company so elects, the Securities of this series will bear interest at the Floating Period Interest Rate until the Floating Period Termination Date, at which time the Securities of this series will be remarketed at a fixed rate of interest equal to the Interest Rate to Maturity, unless the Company is required to redeem the Securities of this series.

               The call price of the tendered Securities of this series will be equal to 100% of their aggregate principal amount on the Initial Coupon Reset Date, or the Dollar Price on the Floating Period Termination Date (the "Call Price"). In the event of exercise of the Call Option, then (i) not later than 12:00 noon, New York City time, on the Initial Coupon Reset Date or the Floating Period Termination Date, as the case may be, the Callholder will deliver the applicable Call Price in immediately available funds to the Trustee for payment of the Call Price on that Coupon Reset Date and (ii) the Holders of the Securities of this series will be required to deliver the Securities of this series to the Callholder against payment therefor on that Coupon Reset Date through the facilities of DTC; provided, however that if any Coupon Reset Date is not a Business Day the actions required by the foregoing clauses shall be taken on the next succeeding Business Day.

               If the Callholder elects to exercise the Call Option, the obligation of the Callholder to pay the Call Price and the corresponding obligation of the Holders to deliver the Securities of this series to the Callholder is subject to the automatic termination events described below.

Automatic Termination:

               The Call Option will automatically and immediately terminate without any further action by the Callholder, the Company or the Trustee, and the Trustee will exercise on the applicable Coupon Reset Date the Put Option on behalf of the Holders, upon the occurrence of any one or more of the following events:

               (i)      at any time, an Event of Default with respect to the 7.75% PATS under Section 501(a), (b), (f) or (g) of the Original Indenture;

               (ii)     if the Call Notice has been timely given, then after the fourth Business Day prior to a Coupon Reset Date until 12:00 p.m. New York City time on such Coupon Reset Date (or if such Coupon Reset Date is not a Business Day, then until such time on the next succeeding Business Day), a Market Disruption Event shall have occurred and the effect of such event is such as to make it impracticable, in the reasonable judgment of the Callholder set forth in a written notice given to the Company and the Trustee, to remarket the 7.75% PATS at a fixed rate or floating rate or to enforce contracts for the sale of the 7.75% PATS;

EXHIBIT A

               (iii)     after the Call Notice is given, no Reference Corporate Dealer or Reference Money Market Dealer, as the case may be, shall have provided a timely Fixed Rate Bid or Floating Rate Bid, as the case may be, for the 7.75% PATS in the manner described under the Determination of Applicable Interest Rate below; or

               (iv)      at any time, a legal defeasance or covenant defeasance with respect to the 7.75% PATS shall have occurred.

Optional Termination:

               The Call Option will immediately terminate upon the election of the Callholder set forth in a written notice given to the Company following the occurrence of any one or more of the following events at any time:

               (i)      an Event of Default with respect to the 7.75% PATS under Section 501(d) or (h) of the Original Indenture;

               (ii)      any or all of the 7.75% PATS shall have been purchased by the Company prior to the Initial Coupon Reset Date;

               (iii)      (A) an event of default with respect to any senior indebtedness of the Company other than the 7.75% PATS (as such event of default is defined in any note, indenture, credit agreement, or other similar document relating to such senior indebtedness) which shall have resulted in such senior indebtedness becoming, or becoming capable at such time of being declared, due and payable under such document before it would otherwise have been due and payable, or (B) a default in making any payment on the due date thereof under any one or more of such notes, agreements, documents or instruments relating to senior indebtedness of the Company other than the 7.75% PATS (after giving effect to any applicable notice requirement or grace period);

               (iv)     at any time on or prior to the Initial Coupon Reset Date (or if the Initial Coupon Reset Date is not a Business Day, then at any time on or prior the next succeeding Business Day), the Company or any unsecured and unsubordinated debt issued or guaranteed by the Company is either (i) rated less than Baa3 by Moody's Investors Services, Inc. ("Moody's") and less than BBB- by Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), (ii) rated less than Baa3 by Moody's or less than BBB- by S&P if rated by only one of such rating agencies or (iii) not rated by either Moody's or S&P; or

               (v)     due to the adoption of, or any change in, any applicable law after the date of the issuance of the 7.75% PATS, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful for the Company or the Callholder to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of a swap agreement (as defined in the Bankruptcy Code).

               The Company will promptly notify the Trustee in writing of any termination of the Call Option.

               No Holder shall have any rights or claims against the Callholder as a result of the Callholder purchasing or not purchasing the Securities of this series.

EXHIBIT A

               If the Callholder elects to exercise the Call Option, on the applicable Coupon Reset Date, or if such Coupon Reset Date is not a Business Day, on the next succeeding Business Day, the Callholder will sell the aggregate principal amount of the Securities of this series at the Dollar Price to the Reference Corporate Dealer or to the Reference Money Market Dealer, whichever is applicable, providing the lowest Fixed or Floating Rate Bid, in the case of the Initial Coupon Reset Date, or the lowest Fixed Rate Bid, in the case of the Floating Period Termination Date. If the lowest applicable Bid is submitted by two or more of the applicable Reference Dealers, the Callholder will sell the Securities of this series to one or more of such Reference Dealers, as it will determine in its sole discretion.

               If for any reason the Callholder does not purchase the Securities of this series on the relevant Coupon Reset Date, or if such Coupon Reset Date is not a Business Day on the next succeeding Business Day, the Company will be required to redeem the Securities of this series at a price equal to 100% of their aggregate principal amount, plus accrued and unpaid interest, if any, if such Coupon Reset Date is the Initial Coupon Reset Date, or at the Dollar Price, plus accrued and unpaid interest, if any, if such Coupon Reset Date is the Floating Period Termination Date. See "Put Option" below. Notwithstanding Section 1104 of the Original Indenture, no notice of such redemption need be given.

Put Option

               If the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee not later than 12:00 noon, New York City time, on the relevant Coupon Reset Date, or if such Coupon Reset Date is not a Business Day at such time on the next succeeding Business Day, the Trustee will be required for and on behalf of the Holders of the Securities of this series to exercise the option to put the Securities of this series to the Company pursuant to the terms hereof ("Put Option"). Upon exercise of the Put Option, the Company will be required to redeem all of the Securities of this series on the applicable Coupon Reset Date at a redemption price equal to 100% of the aggregate principal amount of the Securities of this series, if such Coupon Reset Date is the Initial Coupon Reset Date, or at the Dollar Price if such Coupon Reset Date is the Floating Period Termination Date (in each case, the "Put Redemption Price"). The Put Option will be exercised automatically by the Trustee, on behalf of the Holders, if the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee. If the Trustee exercises the Put Option, the Company will deliver the Put Redemption Price to the Trustee, together with the accrued and unpaid interest due on the applicable Coupon Reset Date, by no later than 2:00 p.m., New York City time, on such Coupon Reset Date, or if such Coupon Reset Date is not a Business Day at such time on the next succeeding Business Day, and the Holders of the Securities of this series will be required to deliver the Securities of this series to the Company against payment therefor on such Coupon Reset Date through the facilities of DTC. No Holder of any Security of this series or any interest therein has the right to consent or object to the Trustee's duty to exercise the Put Option. Notwithstanding anything herein to the contrary, the failure of the Trustee to exercise the Put Option shall not affect the obligation of the Company, which is absolute and unconditional, to redeem the Securities of this series on the applicable Coupon Reset Date if the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee as aforesaid and no Holder of any Security of this series shall have any claim against the Trustee for its failure to exercise the Put Option.

EXHIBIT A

Determination of Applicable Interest Rate

               From and after the issuance date to but excluding the Initial Coupon Reset Date and from and after the Fixed Rate Coupon Reset Date to but excluding the Maturity Date, interest shall accrue on the basis of a 360-day year of twelve 30-day months.

               If the Callholder elects to purchase the Securities of this series, then by 3:30 p.m., New York City time, on the third Business Day immediately preceding the applicable Coupon Reset Date, the Calculation Agent will determine either (a) the Floating Rate Spread, in the case of the Initial Coupon Reset Date where the Company has elected to exercise its Floating Period Option, or (b) the Interest Rate to Maturity, to the nearest one hundredth of one percent per annum, unless the Company is required to redeem the Securities of this series. Each Floating Period Interest Rate will equal the sum of the Reference Rate and the Floating Rate Spread, and the Interest Rate to Maturity will equal the sum of the Base Rate and the Applicable Spread. Both the Floating Rate Spread and the Applicable Spread will be based on the Dollar Price of the Securities of this series. The Floating Period Interest Rate, the Interest Rate to Maturity and the Dollar Price for the Securities of this series as announced by the Calculation Agent, absent manifest error, will be binding and conclusive upon the beneficial owners, the Company and the Trustee.

               Following the Callholder's election to purchase the Securities of this series in connection with the Initial Coupon Reset Date, but prior to the Floating Period Notification Date, which will be the fourth Business Day prior to the Initial Coupon Reset Date, the Company may elect, by notice to the Callholder and the Trustee, to exercise its Floating Period Option. If the Company so elects, the Securities of this series will bear interest at the Floating Period Interest Rate until the Floating Period Termination Date, which will be the earlier of November 15, 2004, or the date which otherwise would be the Reference Rate Reset Date following the Floating Period Termination Notification Date. The Floating Period Termination Notification Date will be at least four Business Days prior to such Reference Rate Reset Date. In the event that the Company exercises its Floating Period Option, the maturity date of the Securities of this series will be extended to the thirtieth anniversary of the Floating Period Termination Date, in which case the Securities of this series will mature not later than November 15, 2034. The amount of interest payable for each day that the Securities of this series are outstanding during the Floating Rate Period will be calculated by dividing the Floating Period Interest Rate in effect for such day by 360 and multiplying the result by the Dollar Price. The amount of interest payable for any Floating Rate Reset Period will be calculated by adding the interest payable for each day in the Floating Rate Reset Period.

               If the Callholder has exercised the Call Option, the Company and the Calculation Agent will complete the following steps in order to determine each Coupon Reset Rate. The Company and the Calculation Agent will use reasonable efforts to cause the actions set forth below to be completed in as timely a manner as possible.

               (a)     The Company will provide the Calculation Agent with a list, no later than five Business Days prior to the applicable Coupon Reset Date, containing the names and addresses of up to five Reference Corporate Dealers or Reference Money Market Dealers, as the case may be, from which it would like the Calculation Agent to obtain Fixed Rate Bids or Floating Rate Bids for the purchase of the Securities of this series.

               (b)     Within one Business Day following receipt by the Calculation Agent of the dealer list referred to above, the Calculation Agent will provide to each dealer on that list: (i) a copy of the

EXHIBIT A

prospectus dated October 10, 2000 and a copy of the prospectus supplement dated November 8, 2000 relating to the offering of the Securities of this series; (ii) a copy of the form of the Securities of this series; and (iii) a written request that each dealer submit a Fixed Rate Bid or Floating Rate Bid, as the case may be, to the Calculation Agent by 3:30 p.m., New York City time ("Bid Deadline"), on the third Business Day prior to the Coupon Reset Date ("Bid Date"). Each dealer will be provided with: (i) the name of the Company; (ii) an estimate of the Dollar Price; (iii) the principal amount and maturity of the Securities of this series; and (iii) the method by which interest will be calculated on the Securities of this series.

               (c)     Following receipt of the bids, the Calculation Agent will provide written notice to the Company of: (i) the name of each of the dealers from whom the Calculation Agent received bids on the Bid Date; (ii) the bid submitted by each of those dealers; and (iii) the Dollar Price.

               (d)      Immediately after calculating the Dollar Price and the Coupon Reset Rate or Rates, the Calculation Agent will provide written notice thereof to the Company, the Trustee and the dealer submitting the lowest applicable bid.

Settlement

               In the event that the Securities of this series are purchased by the Callholder, the Callholder will pay to the Trustee, in same day funds not later than 12:00 noon, New York City time, on the Initial Coupon Reset Date, or if such Coupon Reset Date is not a Business Day at such time on the next succeeding Business Day, an amount equal to 100% of the aggregate principal amount of the Securities of this series, or on the Floating Period Termination Date, an amount equal to the Dollar Price.

               On any such Coupon Reset Date, or if such Coupon Reset Date is not a Business Day on the next succeeding Business Day, the Callholder will cause the Trustee to make payment of the purchase price for the tendered Securities of this series that have been purchased for remarketing by the Callholder to DTC for payment to the DTC participant of each tendering beneficial owner of Securities of this series. This payment will be made against delivery through DTC of the beneficial owner's Securities of this series by book-entry through DTC by the close of business on the Coupon Reset Date, or if such Coupon Reset Date is not a Business Day on the next succeeding Business Day.

               The Company will make, or cause the Trustee to make, payment of interest to DTC for payment to the DTC Participant of each beneficial owner of the Securities of this series, due on a Coupon Reset Date by book-entry through DTC, by the close of business on such Coupon Reset Date, or if such Coupon Reset Date is not a Business Day on the next succeeding Business Day.

               The transactions described above will be executed on the applicable Coupon Reset Date, through DTC, or if such Coupon Reset Date is not a Business Day on the next succeeding Business Day, in accordance with the procedures of DTC, and the accounts of the respective Participants will be debited and credited, and the Securities of this series delivered by book-entry as necessary to effect the purchases and sales thereof.

               All payments of principal and interest in respect of the Securities of this series in book-entry form will be made in immediately available funds. The Securities of this series will trade in DTC's Same-Day Funds Settlement System until the Scheduled Maturity Date, as it may be extended, or the Post-Coupon Reset Redemption Date, as the case may be, or until the Securities of this series are

EXHIBIT A

issued in certificated form. Secondary market trading activity in the Securities of this series will be required by DTC to settle in immediately available funds.

               The tender and settlement procedures described above, including the provisions for payment to selling beneficial owners of tendered Securities of this series, or for payment by the purchasers of Securities of this series, in a remarketing, may be modified to the extent required by DTC or, if the book-entry system is no longer available for the Securities of this series at the time of a remarketing, to the extent required to facilitate the tendering and remarketing of Securities of this series in certificated form. In addition, the Callholder may modify the settlement procedures set forth above in order to facilitate the settlement process.

               As long as DTC or its nominee holds a certificate representing the Securities of this series in the book-entry system of DTC, no certificates for the Securities of this series will be delivered to any beneficial owner. In addition, the Company agrees to (1) use its reasonable best efforts to maintain the Securities of this series in book-entry form with DTC or any successor thereto, and to appoint a successor depositary to the extent necessary to maintain the Securities of this series in book-entry form, and (2) waive any discretionary right it otherwise has under the Indenture to cause the Securities of this series to be issued in certificated form.

The Calculation Agent

               The Company shall appoint a calculation agent with respect to the Securities of this series (the "Calculation Agent") which initially shall be UBS Warburg LLC. The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in such capacity in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to, or as permitted by, any provision of the Indenture shall be sufficient for purposes of the Indenture if such communication is in writing and signed by any officer or attorney-in-fact of the Company. The Calculation Agent may consult with counsel satisfactory to it, and the advice of such counsel shall constitute full and complete authorization and protection of such Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel.

               The Calculation Agent, in its individual capacity, may, as if it were not the Calculation Agent, (i) buy, sell, hold and deal in Securities of this series and may exercise any vote or join in any action which any Holder of Securities of this series may be entitled to exercise or take or (ii) engage in any financial or other transaction with the Company or any of its subsidiaries.

               In acting in connection with the Securities of this series, the Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein, and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by the Indenture. In acting under the Indenture, the Calculation Agent in its capacity as such does not assume any obligation towards, or any relationship of agency or trust for or with the Holders of the Securities of this series.

               The Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective 10 Business Days after the delivery to the Company and the Trustee of written notice of such

EXHIBIT A

resignation. In such case, the Company shall appoint a successor Calculation Agent. In addition, the Company may at any time remove the existing Calculation Agent and appoint a successor Calculation Agent if Reasonable Cause exists at such time by giving written notice to the existing Calculation Agent and the Trustee and specifying the date when the termination shall become effective. "Reasonable Cause" shall mean the failure or inability of the existing Calculation Agent to perform any obligations it may have hereunder for any reason.

               Any successor Calculation Agent appointed by the Company shall execute and deliver to the predecessor Calculation Agent, the Company and the Trustee an instrument accepting such appointment and thereupon the successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the initial Calculation Agent, with like effect as if originally named as initial Calculation Agent hereunder, and the predecessor Calculation Agent shall thereupon be obligated to deliver, and the successor Calculation Agent shall be entitled to receive, copies of any available records maintained by the predecessor Calculation Agent in connection with the performance of its obligations hereunder. The Company shall notify the Trustee in writing upon any such appointment.

               The Company shall indemnify and hold harmless the Calculation Agent and any successor thereof, and its officers and employees, from and against all actions, claims, damages, liabilities, losses and reasonable expenses (including reasonable legal fees and reasonable disbursements) relating to or arising out of actions or omissions of the Calculation Agent hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the bad faith, gross negligence or willful misconduct of the Calculation Agent or its officers or employees. This paragraph shall survive the termination of the Indenture and the payment in full of all obligations under the Securities of this series, whether by redemption, repayment or otherwise.

               Notwithstanding any other provision of the Indenture, the rights and obligations of the Calculation Agent hereunder are those of the Calculation Agent and its legal successors. Any entity into which the Calculation Agent may be merged, converted or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any entity to which the Calculation Agent may sell or otherwise transfer all or substantially all of its business, shall, to the extent permitted by applicable law, automatically succeed the Calculation Agent.

Redemption

               If the Callholder elects to remarket the Securities of this series on a Coupon Reset Date, the Securities of this series will be subject to mandatory tender to the Callholder for remarketing on such date, subject to the conditions described above under "Tender of Securities of this Series; Remarketing."

               After the Fixed Rate Coupon Reset Date, the Securities of this series are redeemable, in whole or in part, at any time, at the Company's option, at a Redemption Price equal to the greater of: (i) 100% of the principal amount of the Securities of this series then outstanding to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the Maturity Date calculated by discounting such payments to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to 30 basis points plus the Adjusted Treasury Rate on the third Business Day prior to the Redemption Date, as calculated by an Independent Investment Banker. The Company will mail notice of redemption at least 30 days but not more than 60 days before the applicable Redemption Date to each holder of the Securities of this series to be redeemed. If the Company elects to

EXHIBIT A

partially redeem the Securities of this series, the Trustee will select in a fair and appropriate manner the Securities of this series to be redeemed. The Redemption Price determined by the Independent Investment Banker, absent manifest error, shall be binding and conclusive upon the Holders of the Securities of this series, the Company and the Trustee. Notwithstanding Section 1104 of the Indenture, the notice of such redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall give the Trustee notice of such Redemption Price immediately after the calculation thereof.

               Upon payment of the redemption price plus accrued and unpaid interest, if any, to the date of redemption, interest will cease to accrue on and after the applicable Redemption Date on the Securities of this series or portions thereof called for redemption.

General

               Tax Treatment. By purchasing the 7.75% PATS, each Holder agrees (in the absence of an administrative determination or judicial ruling to the contrary) to follow the Company's treatment of the 7.75% PATS as fixed rate debt instruments that mature on the Initial Coupon Reset date for U.S. federal income tax purposes.

               Usury. The interest rate on the Securities of this series shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

               Defeasance. The Indenture contains provisions for defeasance of (a) the entire Indebtedness evidenced by this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein; provided, however, the Securities of this series are not subject to defeasance on or before the Initial Coupon Reset Date.

               Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               Amendment to Indenture; Waiver of Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of all Securities of all such series, to waive certain past defaults under the Indenture and their consequences. The Indenture also permits the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

EXHIBIT A

               Obligations Unconditional. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rates, and in the coin or currency, herein prescribed.

               Transfer and Exchange. This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in Section 311 of the Original Indenture. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only in registered form without coupons in minimum denominations of $1,000 or any integral multiple of $1,000 over such minimum denomination. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of law except Section 5-1401 of the New York General Obligations Law.

Definitions

               Set forth below are definitions of certain capitalized terms used herein.

               "Adjusted Treasury Rate" means, with respect to any Post-Coupon Reset Redemption Date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Optional Redemption Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities of this series, yields for the two published maturities most closely corresponding to the

EXHIBIT A

Optional Redemption Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Optional Redemption Comparable Treasury Issue, calculated using a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such Redemption Date.

               "Applicable Spread" means the lowest Fixed Rate Bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate for the Securities of this series, obtained by the Callholder by 3:30 p.m., New York City time, on the Fixed Rate Determination Date, from the Fixed Rate Bids quoted to the Callholder by up to five Reference Corporate Dealers.

               "Base Rate" means 5.925%.

               "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

               "Calculation Agent" means the Calculation Agent appointed pursuant to the provisions set forth herein.

               "Call Notice" means notice by the Callholder to the Company and the Trustee that it elects to purchase the Securities of this series for remarketing on the Initial Coupon Reset Date.

               "Call Option" means the option of the Callholder which, if exercised, results in the obligation of the Callholder to purchase the Securities of this series for remarketing on the Initial Coupon Reset Date and, if the Company exercises its Floating Period Option, to purchase the Securities of this series for remarketing on the Fixed Rate Coupon Reset Date, as more particularly described in the "Call Option" section on the reverse of this Security.

               "Comparable Treasury Issues" for the Securities of this series means the U.S. Treasury security or securities selected by the Calculation Agent, as of the first Determination Date, as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities of this series being purchased by the Callholder.

               "Comparable Treasury Price" means, with respect to the Initial Coupon Reset Date: (i) the offer prices for the Comparable Treasury Issues (expressed, in each case, as a percentage of its principal amount) at 12:00 noon, New York City time, on the first Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace "Telerate Page 500") or (ii) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, the average of the Reference Treasury Dealer Quotations for such Determination Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Calculation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

               "Coupon Reset Date(s)" means (1) November 15, 2003, assuming the Callholder has elected to purchase the Securities of this series and the Company has not elected to exercise its Floating Period Option, or (2) November 15, 2003 and the Floating Period Termination Date, if, in the case of the Floating Period Termination Date, the Company has elected to exercise its Floating Period Option.

EXHIBIT A

               "Coupon Reset Rate" means the interest rate to be paid on the Securities of this series from and including each Coupon Reset Date.

               "Determination Date" means each of the Floating Rate Spread Determination Date or Fixed Rate Determination Date.

               "Dollar Price" means, with respect to the Securities of this series and as determined by the Calculation Agent, (1) the principal amount of the Securities of this series, plus (2) the premium equal to the excess, if any, of (A) the present value, as of the Initial Coupon Reset Date, of the Remaining Scheduled Payments for such Securities of this series, discounted to the Initial Coupon Reset Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, over (B) the principal amount of the Securities of this series.

               "Fixed Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the Securities of this series at the Dollar Price, but assuming: (i) a settlement date that is the Fixed Rate Coupon Reset Date applicable to such Securities of this series; (ii) a maturity date that is the thirtieth anniversary of the Fixed Rate Coupon Reset Date; and (iii)  a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer.

               "Fixed Rate Coupon Reset Date" means November 15, 2003, assuming the Callholder has elected to purchase the Securities of this series and the Company has not elected to exercise its Floating Period Option, or the Floating Period Termination Date, if the Company has elected to exercise its Floating Period Option.

               "Fixed Rate Determination Date" means the third Business Day prior to the Fixed Rate Coupon Reset Date.

               "Floating Period Interest Rate" means the sum of the Reference Rate and the Floating Rate Spread.

               "Floating Period Notification Date" means the fourth Business Day prior to the Initial Coupon Reset Date.

               "Floating Period Option" means the Company's right, on any date after the Callholder elects to purchase the Securities of this series but prior to the fourth Business Day prior to the Initial Coupon Reset Date, to require the Callholder to remarket the Securities of this series at the Floating Period Interest Rate.

               "Floating Period Termination Date" means the earlier of November 15, 2004 or the date which otherwise would be the first Reference Rate Reset Date following the Floating Period Termination Notification Date.

               "Floating Period Termination Notification Date" means the date on which the Company gives notice to the Callholder and the Trustee of its election to terminate the Floating Rate Period which shall be at least four Business Days prior to the next Reference Rate Reset Date.

               "Floating Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the Securities of this series at the Dollar Price, but assuming: (i) a settlement date that is the Floating Rate Coupon Reset Date; (ii) a maturity date equal to the Floating Period Termination

EXHIBIT A

Date; (iii) a stated annual interest rate equal to the Reference Rate plus the Floating Rate Spread; (iv) that the Securities of this series are subject to mandatory tender to, and purchase by, the Callholder at the Dollar Price on the Floating Period Termination Date; and (v) that the Company will redeem the Securities of this series at the Dollar Price on the Floating Period Termination Date, if not previously purchased by the Callholder.

               "Floating Rate Coupon Reset Date" means November 15 2003 in the event the Company has elected to exercise its Floating Period Option.

               "Floating Rate Interest Payment Date" means the Floating Period Termination Date and each Reference Rate Reset Date during the Floating Rate Period except the first Reference Rate Reset Date.

               "Floating Rate Period" means the period from and including the Floating Rate Coupon Reset Date to but excluding the Floating Period Termination Date.

               "Floating Rate Reset Period" means the period from and including the first Reference Rate Reset Date, to but excluding the next following Reference Rate Reset Date, and thereafter the period from and including a Reference Rate Reset Date to but excluding the next following Reference Rate Reset Date; provided that the final Floating Rate Reset Period will run to but exclude the Floating Period Termination Date.

               "Floating Rate Spread" means the lowest Floating Rate Bid expressed as a spread (in the form of a percentage or in basis points) above the Reference Rate for the Securities of this series obtained by the Calculation Agent by 3:30 p.m., New York City time, on the Floating Rate Spread Determination Date, from the Floating Rate Bids quoted to the Calculation Agent by up to five Reference Money Market Dealers

               "Floating Rate Spread Determination Date" means the third Business Day prior to the Floating Rate Coupon Reset Date.

               "Independent Investment Banker" means Goldman, Sachs & Co. or UBS Warburg LLC and any successor firm selected by the Company, or if any such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

               "Initial Coupon Reset Date" means November 15, 2003.

               "Interest Rate to Maturity" means the sum of the Base Rate and the Applicable Spread, which will be based on the Dollar Price of the Securities of this series.

               "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London Inter-Bank Market.

               "Market Disruption Event" means any of the following in the reasonable judgment of the Calculation Agent and the Company: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities; (iv) a material adverse change in the existing financial markets in the United

EXHIBIT A

States; (v) a new material outbreak or escalation of major hostilities involving the United States, or the declaration of a national emergency or war by the United States; or (vi) a material disruption of the U.S. government securities market, U.S. corporate bond market, or U.S. federal wire system.

               "Optional Redemption Reference Treasury Dealer" means each of up to five dealers to be selected by the Company, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a Primary Treasury Dealer, the Company will substitute for it another Primary Treasury Dealer.

               "Optional Redemption Comparable Treasury Issue" for the Securities of this series means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities of this series or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Optional Redemption Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities of this series.

               "Optional Redemption Comparable Treasury Price" means (1) the average of five Optional Redemption Reference Treasury Dealer Quotations for the Post-Coupon Reset Redemption Date, after excluding the highest and lowest Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Optional Redemption Reference Treasury Dealer Quotations, the average of all such quotations.

               "Optional Redemption Reference Treasury Dealer Quotations" means, with respect to each Optional Redemption Reference Treasury Dealer and any Post-Coupon Reset Redemption Date, the average, as determined by the Independent Investment Banker of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

               "Post-Coupon Reset Redemption Date" means any date after the Fixed Rate Coupon Reset Date on which the Company elects to redeem the 7.75% PATS, in whole or in part.

               "Put Option" means the obligation of the Trustee to put the Securities of this series to the Company as described under the heading "Put Option" above.

               "Reference Corporate Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Company's debt securities, which shall be selected by the Company. The Company will advise the Calculation Agent of its selection of Reference Corporate Dealers no later than five Business Days prior to the Fixed Rate Coupon Reset Date. One of the Reference Corporate Dealers the Company selects will be UBS Warburg LLC, if UBS AG, London Branch is then the Callholder.

               "Reference Money Market Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Company's debt securities, which the Company shall select, who are also leading dealers in money market instruments, and agreed to by the Callholder, such consent not to be unreasonably withheld. The Company will advise the Calculation Agent of its selection of Reference Money Market Dealers no later than five Business Days prior to the Floating Rate Coupon Reset Date.

EXHIBIT A

One of the Reference Money Market Dealers the Company selects will be UBS Warburg LLC, if UBS AG, London Branch is then the Callholder.

               "Reference Rate" means the rate for each Floating Rate Reset Period which will be the rate for deposits in U.S. dollars for a period of one month which appears on the Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time, on the applicable Reference Rate Determination Date. If no rate appears on Telerate Page 3750 on the Reference Rate Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market, to provide the Calculation Agent, in the case of each such bank, with its offered quotation for deposits in U.S. dollars for the period of one month, commencing on the first day of the Floating Rate Reset Period, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that Reference Rate Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Reference Rate will be the average of those quotations. If fewer than two quotations are provided, then the Reference Rate will be the average (rounded, if necessary, to the nearest one hundredth of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the Reference Rate Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a one-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Calculation Agent are not providing quotations in the manner described in this paragraph, the rate for the Floating Rate Reset Period following the Reference Rate Determination Date will be the rate in effect on that Reference Rate Determination Date.

               "Reference Rate Determination Date" will be the second London Business Day preceding each Reference Rate Reset Date.

               "Reference Rate Reset Date" means November 15, 2003 and the fifteenth day of each month thereafter until, but excluding, the Floating Period Termination Date.

               "Reference Treasury Dealer" means each of up to five dealers to be selected by the Company, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a primary U.S. Government securities dealer ("Primary Treasury Dealer"), the Company will substitute for it another Primary Treasury Dealer. One of the Reference Treasury Dealers the Company selects will be UBS Warburg LLC, if  UBS AG, London Branch is then the Callholder.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer, by 12:00 noon, New York City time, on the first Determination Date.

               "Remaining Scheduled Payments" means, with respect to the Securities of this series, the remaining scheduled payments of the principal and interest thereon, calculated at the Base Rate applicable to such Securities of this series, that would be due from but excluding the Initial Coupon Reset Date to and including the Maturity Date; provided that if such Coupon Reset Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued, calculated at the Base Rate only, to the Initial Coupon Reset Date.

EXHIBIT A

               "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace "Telerate Page 500" on such service) or such other service displaying the offer prices for the Comparable Treasury Issues, as may replace Dow Jones Markets.

               "Telerate Page 3750" means the display page so designated on the Dow Jones Markets Limited (or such other page as may replace that page on that service) or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollars deposits.

               "Treasury Rate" for the Securities of this series means, with respect to the Initial Coupon Reset Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of their principal amounts) equal to the Comparable Treasury Price for such Coupon Reset Date.

EXHIBIT A

----------------

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Putable Asset Term Securities to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints
agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.

Date: ____________________________________

Signature: ________________________________

Signature Guarantee: ________________________

(Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

APPENDIX A

November 14, 2000

Acknowledgment

Energy East Corporation
One Canterbury Green
Stamford, CT 06904

The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001

Ladies and Gentlemen:

          Reference is made to the Indenture dated as of August 31, 2000, as supplemented by the Second Supplemental Indenture (the "Supplemental Indenture") dated as of November 14, 2000 (as supplemented, the "Indenture") between Energy East Corporation, a New York corporation, and The Chase Manhattan Bank, a New York banking corporation, as Trustee, in connection with the offering of $300,000,000 aggregate principal amount of 7.75% Putable Asset Term Securities, Putable/Callable November 15, 2003. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

          The undersigned hereby acknowledges the assignment of the Call Option by the Company.

Very truly yours,

UBS AG, acting through its London
Branch

By:_________________________
      Name:
      Title:

By:_________________________
      Name:
      Title:

APPENDIX B

November 14, 2000

Acknowledgment

Energy East Corporation
One Canterbury Green
Stamford, CT 06904

The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001

Ladies and Gentlemen:

          Reference is made to the Indenture dated as of August 31, 2000, as supplemented by the Second Supplemental Indenture (the "Supplemental Indenture") dated as of November 14, 2000 (as supplemented, the "Indenture") between Energy East Corporation, a New York corporation, and The Chase Manhattan Bank, a New York banking corporation, as Trustee, in connection with the offering of $300,000,000 aggregate principal amount of 7.75% Putable Asset Term Securities, Putable/Callable November 15, 2003. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

          The undersigned hereby acknowledges its obligations as Calculation Agent under the Indenture.

Very truly yours,

UBS Warburg LLC

By:_________________________
      Name:
      Title:

By:_________________________
      Name:
      Title:

APPENDIX C

[          ], 2000

Form of Put Notice to be Delivered by the Trustee
To the Company Upon Exercise of the Put Option

Energy East Corporation
One Canterbury Green
Stamford, CT 06904

Attention: Treasurer

          The Chase Manhattan Bank, as Trustee for Energy East Corporation's $300,000,000 aggregate principal amount of 7.75% Putable Asset Term Securities Putable/Callable November 15, 2003, issued under the Indenture dated as of August 31, 2000, as supplemented by a first supplemental indenture dated as of August 31, 2000 and a second supplemental indenture dated as of November 14, 2000 (the "Second Supplemental Indenture") hereby gives notice of the Put Option (as defined in the Second Supplemental Indenture) pursuant to Section 202 of the Second Supplemental Indenture.

The Chase Manhattan Bank

_____________________
      Authorized Officer